UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2012

AUXILIO, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

26300 La Alameda, Suite 100
Mission Viejo, California 92691
(Address of principal executive offices)

(949) 614-0700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

4816-4801-71672

Item 1.01                      Entry into a Material Definitive Agreement.

On May 4, 2012, we closed a transaction with AvidBank Corporate Finance, a Division of Avidbank (“AvidBank”) pursuant to a Loan and Security Agreement (the “Loan and Security Agreement”) among the Company, its wholly-owned subsidiary, Auxilio Solutions, Inc., and AvidBank.  Pursuant to the Loan and Security Agreement, the parties agreed that the effective date of the Loan and Security Agreement is April 19, 2012.  The Loan and Security Agreement provides us with a revolving line-of-credit up to $2.0 million at an interest rate of prime plus 3.75%; provided, however that at no time shall the rate be less than seven percent (7.0%) per annum.  The amount available to us at any given time is the lesser of (a) $2.0 million, or (b) the amount available under our borrowing base (80% of our eligible accounts, minus (1) accrued client lease payables, and minus (2) accrued equipment pool liability).  While there are outstanding credit extensions, we must maintain a minimum balance of unrestricted cash and cash equivalents at AvidBank of at least $400,000, measured on a monthly basis, and our maximum quarterly consolidated adjusted EBITDA loss must not exceed: $1,000,000 for the quarter ended March 31, 2012, $250,000 for the quarter ending June 30, 2012, $500,000 for the quarter ending September 30, 2012, and $100,000 for the quarter ending December 31, 2012.   We covenanted not to, among other things, (a) dispose of assets (other than in the ordinary course), (b) change our business, (c) change our CEO or CFO, (d) merge or consolidate with any other person, (e) acquire all or substantially all of the capital stock or property of another person, or (f) become liable for any indebtedness (other than permitted indebtedness, as set forth in the Loan and Security Agreement).   The foregoing description is qualified in its entirety by reference to the Loan and Security Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with our entry into the Loan and Security Agreement, we granted AvidBank (a) a general, first-priority security interest in all of our assets, equipment and inventory, and (b) a security interest in all of our intellectual property under an Intellectual Property Security Agreement.  Each holder of convertible promissory notes issued in a private offering in July 2011 agreed to subordinate its right of payment and security interest in and to our assets to AvidBank throughout the term of the Loan and Security Agreement pursuant to a subordination agreement.  In addition, we issued AvidBank a 5-year warrant to purchase up to 72,098 shares of our common stock at an exercise price of $1.387 per share, as additional consideration for the Loan and Security Agreement.  The foregoing descriptions are qualified in their entirety by reference to related agreements.  These agreements are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K is incorporated by reference in this Section 2.03.

Item 3.02                      Unregistered Sales of Equity Securities.

The information set forth in response to Item 1.01 of this Form 8-K regarding the warrant issued to AvidBank is incorporated by reference in response to this Item 3.02.

The foregoing issuance was made in reliance upon the exemption provided in Section 4(2) of the Securities Act.  Any certificates representing such securities will contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act of 1933, as amended.  The recipient of such securities received, or had access to, material information concerning our company, including, but not limited to, our reports on Form 10-K, Form 10-Q, and Form 8-K, as filed with the SEC.  No discount or commission was paid in connection with the issuance of such warrant.

Item 9.01                      Financial Statements and Exhibits.

(d)           The following exhibits are to be filed as part of this 8-K:

Exhibit No.	Description

10.1	Loan and Security Agreement by and among Auxilio, Inc., Auxilio Solutions, Inc. and AvidBank Corporate Finance, a division of AvidBank, dated effective April 19, 2012.
10.2	Intellectual Property Security Agreement by and among Auxilio, Inc., Auxilio Solutions, Inc. and AvidBank Corporate Finance, a division of AvidBank, dated effective April 19, 2012.
10.3	Form of Subordination by and among AvidBank Corporate Finance, a division of AvidBank and certain individual creditors dated effective April 19, 2012.
10.4	Warrant to Purchase Stock issued by Auxilio, Inc. to AvidBank Holdings, Inc. dated effective April 24, 2012.
99.1	Press Release dated May 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIO, INC.

Date: May 9, 2012	By:	/s/ Paul T. Anthony
Name: Paul T. Anthony
Title: Chief Financial Officer
Principal Financial Officer